PRESS RELEASE



CLARITI TELECOMMUNICATIONS INTERNATIONAL ACQUIRES MEGAHERTZ-NKO

--Acquisition of Internet Telecommunications Service Provider Enables Clariti to Provide Broad Array of Voice and Data Telecom Services--


Philadelphia, PA, April 29, 1999 -- Clariti Telecommunications International, Ltd. (OTC: CLRI) today announced it has signed a definitive agreement to acquire MegaHertz-NKO, Inc. ("M-NKO"), a Jacksonville, Florida based provider of Internet Protocol ("IP") telephony, Internet and web-based services for consumers and businesses. Specific terms of the acquisition were not disclosed.

M-NKO was formed in January 1999 as a result of a merger between MegaHertz Communications Corp., a prominent Internet Service Provider (ISP), and NKO, Inc., an industry leader in enhanced telecommunications and IP telephony services (voice, data,fax and video). M-NKO uses ECI Telecom's (NASDAQ: ECILF) state-of-the-art Internet telephony technology. M-NKO offers products and services that meet most aspects of telecommunications including dial up and dedicated access, customized Web hosting, e-commerce, enhanced telecommunications and IP Telephony.

Peter S. Pelullo, Chairman and Chief Executive Officer of Clariti, said, "We are very excited to have M-NKO and its management team join the Clariti organization. M-NKO's existing managed IP network infrastructure, NKOnet, will allow us to quickly and cost-effectively expand our telecom business to countries outside of Europe, including the U.S., Brazil, South Korea, Mexico, Australia, and Israel. M-NKO's internet transmission technology provides us with the means to route our voice, fax and data traffic at a much lower cost than traditional telecommunications systems, while helping us expand our share of the market."

Mr. Pelullo added, "M-NKO's infrastructure will also be used to quickly build an international network for our ClariCastTM Digital Voice Messaging System. This acquisition, which we expect to be highly synergistic, will bring us closer to our goal of providing simple, powerful and affordable communications solutions to the global marketplace."

Eric Fixler, Chief Executive Officer of M-NKO added, "We are pleased to join Clariti Telecommunications at this exciting stage in the Company's development. The combination of the new group places us in a very strong competitive position to offer consumers and businesses a complete global solution. The products included over our managed IP network are low-cost local, international long distance, wireless, and World Wide Web services, as well as value-added services such as voice, fax and video over the managed IP network."


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Clariti Telecommunications International, Ltd., is a diversified international telecommunications company headquartered in Philadelphia. In addition to the IP Telephony and ISP business to be obtained in the acquisition of M-NKO, Clariti has two other divisions - GlobalFirst and Clariti Wireless Messaging. GlobalFirst provides diversified telecommunications services, including domestic and international long-distance, pre-paid mobile phones and calling cards, primarily in the United Kingdom and France. Additionally, Clariti is currently developing the ClariCAST(tm) Digital Voice Messaging System, the world's first low-cost high-speed digital voice Messaging system.

The ClariCAST(TM) system combines a full-featured voice mail system with wireless voice pagers. This patented communications technology uses FM subcarrier frequencies, so it can be quickly and inexpensively installed in any city where FM radio towers exist. Clariti plans to market its voice Messaging service worldwide, including rapidly growing wireless telecom markets such as Europe, Latin America and the U.S. More information on Clariti and the ClariCAST(TM) Digital Voice Messaging System can be found on the World Wide Web at http://www.clariti.com.

For further information on Clariti Telecommunications International, contact:

           Morgen-Walke Associates, (212) 850-5600: Cheryl
           Schneider/Hulus Alpay/John Blackwell, Investors; Michael McMullan orJamie Kohn, Media, or visit Clariti's website at www.clariti.com.


Special Note Regarding Forward-Looking Statements: This press release contains certain forward-looking statements, including statements about Clariti's growth prospects, the ability to expand its telecom business and market share at a lower cost, the use of M-NKO's infrastructure, the synergies and advantages of the M-NKO acquisition, that involve risks and uncertainties. Factors that could cause or contribute to such risks and uncertainties include, but are not limited to, general economic and business conditions, changes in telecommunications regulations, changes in consumer demand for telecommunications products, the continued growth in the Internet demand and usage, acceptance of Internet Telephony, and various other factors beyond the control of the companies. This includes such factors as described from time to time in the SEC reports filed by Clariti Telecommunications International, Ltd., including the most recently filed Form 10-KSB.



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